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                                                                  EXHIBIT 4.1(m)



                                  July 30, 2001



Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer


    Re: Atchison Casting Corporation (the "COMPANY") April 3, 1998 Amended and Restated Credit Agreement by and among the Company, Harris Trust and Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

         Pursuant to the Tenth Amendment and Forbearance Agreement dated as of April 13, 2001 (the "TENTH AMENDMENT") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit Agreement through July 30, 2001 (the "STANDSTILL EXPIRATION DATE"). The Company has requested that the Bank Group extend the Standstill Expiration Date through August 21, 2001. In addition, the Company has requested that the Bank Group waive Section 7.18 of the Credit Agreement to permit the Company to Guaranty certain Capital Lease Obligations of Fonderie d'Autun. We understand that Fonderie d'Autun has entered into certain operating leases, that there are significant tax savings Fonderie d'Autun can realize if it converts such operating leases to capital leases and that the Company had previously executed guaranties in favor of the lessors under such operating leases.

         Accordingly, effective upon the execution of this letter by the Required Banks in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the Standstill Period shall be extended so that the new Standstill Expiration Date shall be August 21, 2001 and (ii) compliance with Section 7.18 of the Credit Agreement is hereby waived to the extent, and only to the extent, necessary to permit the Company to execute such guaranties as may be necessary in connection with the conversion by Fonderie d'Autun of certain of its operating leases to capital leases; PROVIDED that the Company is released from its liabilities under its existing guaranties of such operating leases and that the aggregate obligations of the Company under all such new guaranties are not in excess of the liabilities of the Company under the existing guaranties. Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of Default that now exist.

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         All defined terms used herein and not defined herein shall have the same meaning herein as in the Tenth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.



                          Very truly yours,

                          HARRIS TRUST AND SAVINGS BANK, in its individual
                             capacity as a Bank and as Agent


                          By: /s/ Neal Golub
                          Title: Vice President


                          COMMERCE BANK, N.A.


                          By: /s/ Mark Eagleton
                          Title: Sr. Vice President


                          FIRSTAR BANK MIDWEST, N.A. (f/k/a Mercantile Bank)


                          By: /s/ Craig D. Buckley
                          Title: Vice President


                          KEY BANK NATIONAL ASSOCIATION


                          By:  _________________________________
                          Title:________________________________

                          COMERICA BANK


                          By: /s/ Andrew R. Craig
                          Title: Vice President



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                          HIBERNIA NATIONAL BANK




                          By:  _________________________________
                          Title:________________________________


                          NATIONAL WESTMINSTER BANK PLC

                          Nassau Branch


                          By:  _________________________________
                          Title:________________________________


                          New York Branch



                          By:  _________________________________
                          Title:________________________________

                           WELLS FARGO BANK, NATIONAL ASSOCIATION
                              (successor by merger to Norwest Bank Minnesota, N.A.)


                           By: /s/ Calvin R. Emerson
                           Title: Vice President


Agreed and Accepted:

ATCHISON CASTING CORPORATION


By: /s/ Kevin T. McDermed
Title: V.P. & Treasurer